3.3
Form of Articles of Merger
Filed with the Minnesota
Secretary of State on August 21, 2007
Nevada Form filed on August 31, 2007


                               ARTICLES OF MERGER

     Pursuant to the provisions of the Nevada Revised Statutes and the Minnesota Business Corporation Act Chapter 302A, the undersigned corporations hereby submit the following Articles of Merger for filing for the purpose of merging SENIOR OPTICIAN SERVICE, INC., a Minnesota corporation ("SENIOR OPTICIAN MINNESOTA"), into SENIOR OPTICIAN SERVICE, INC., a Nevada corporation ("SENIOR OPTICIAN NEVADA").

                                    ARTICLE I

     SENIOR OPTICIAN MINNESOTA caused SENIOR OPTICIAN NEVADA, a subsidiary corporation, to be organized in the State of Nevada for the purpose of changing its corporate domicile.

A.   SENIOR OPTICIAN MINNESOTA was organized under the laws of MINNESOTA.

B.   SENIOR OPTICIAN NEVADA was organized under the laws of Nevada.

                                   ARTICLE II

     1. Terms and Conditions of Plan of Merger. The effective date of merger will be the date upon which the Articles of Merger are filed with the Minnesota and Nevada Secretaries of State. Upon the effective date of the merger the separate corporate existence of SENIOR OPTICIAN MINNESOTA will cease; title to all property owned by SENIOR OPTICIAN MINNESOTA will be vested in SENIOR OPTICIAN NEVADA without reversion or impairment; and the Surviving Corporation will have all liabilities of SENIOR OPTICIAN MINNESOTA. Any proceeding pending by or against SENIOR OPTICIAN MINNESOTA may be continued as if such merger did not occur, or the Surviving Corporation may be substituted in the proceeding for SENIOR OPTICIAN MINNESOTA.

     2. Governing Law. The laws of the State of Nevada will govern the Surviving Corporation.

     3. Name. The name of the Surviving Corporation will be SENIOR OPTICIAN SERVICE, INC.

     4. Registered Office. The present address of the registered office of the Surviving and Disappearing corporation's is 18610 East 32nd Ave., Greenacres, WA 99016.

     5. Accounting. The assets and liabilities of SENIOR OPTICIAN MINNESOTA and SENIOR OPTICIAN NEVADA (collectively the "Constituent Corporations") as of the effective date of the merger will be taken up on the books of the Surviving


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Corporation  at the  amounts  at which  they  are  carried  at that  time on the respective books of the Constituent Corporations.

     6. Bylaws. The Bylaws of SENIOR OPTICIAN NEVADA as of the effective date of the merger will be the Bylaws of the Surviving Corporation until the same will be altered or amended in accordance with the provisions thereof.

     7. Directors. The directors of SENIOR OPTICIAN NEVADA as of the effective date of the merger will be the directors of the Surviving Corporation until their respective successors are duly elected and qualified.

     8. Manner and Basis of Converting Shares. As of the effective date of the merger:

               (a) The Surviving Corporation will exchange all of the shares of SENIOR OPTICIAN MINNESOTA owned by its shareholders by issuing to each SENIOR OPTICIAN SERVICE shareholder one (1) share of SENIOR OPTICIAN NEVADA common stock for each share of SENIOR OPTICIAN MINNESOTA common stock. Any shares of stock of SENIOR OPTICIAN MINNESOTA in the treasury on the effective date of the merger will be surrendered to the Surviving Corporation for cancellation, and no shares of the Surviving Corporation will be issued in respect thereof.

     9. Shareholder Approval. This Plan of Merger did not require shareholder approval pursuant to Minnesota Statutes Chapter 302A.613 Subdivision 3, nor the Nevada Revised Statutes.

     10. Rights of Dissenting Shareholders. There are no dissenting shareholder rights associated this change in corporate domicile.

     11. Termination of Merger. This merger may be abandoned at any time prior to the filing of Articles of Merger with the Secretary of State, upon a vote of a majority of the Board of Directors of both SENIOR OPTICIAN NEVADA and SENIOR OPTICIAN MINNESOTA. If the merger is terminated, there will be no liability on the part of either Constituent Corporation, their respective Boards of Directors, or shareholders.

                                   ARTICLE III

     The surviving corporation will be SENIOR OPTICIAN SERVICE, INC., a Nevada corporation. The disappearing corporation will be SENIOR OPTICIAN SERVICE, INC., a MINNESOTA corporation.

                                   ARTICLE IV

     The surviving corporation agrees: (a) that it may be served with process in the State of Minnesota in a proceeding for the enforcement of an obligation of a constituent organization and in a proceeding for the enforcement of the rights of a dissenting shareholder of a constituent corporation against the surviving corporation; (b) it irrevocably appoints the Minnesota Secretary of State as its agent to accept service of process in any proceeding, and the Secretary may


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forward that process to 18610 E. 32nd Ave.,  Greenacres,  WA 99016; and (c) that the surviving corporation will promptly pay to the dissenting shareholders of each domestic constituent corporation the amount, if any, to which they are entitled under MSA 302A.473.

         DATED this 16th day of August, 2007.

SENIOR OPTICIAN SERVICE, INC. (Nevada)



By:
   ----------------------------
Name: Patrick Downey
Title: President/Secretary


SENIOR OPTICIAN SERVICE, INC. (MINNESOTA)



By: ____________________________
Name: Patrick Downey
Title:   President/Secretary





























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